                                                                EXHIBIT(d)(3)(i)

                               AMENDED SCHEDULE A

                                     TO THE

                      RESTATED EXPENSE LIMITATION AGREEMENT

                    ING STRATEGIC ALLOCATION PORTFOLIOS, INC.

                            OPERATING EXPENSE LIMITS

                                                         MAXIMUM OPERATING EXPENSE LIMIT
                                                     (AS A PERCENTAGE OF AVERAGE NET ASSETS)
                                                     ---------------------------------------
NAME OF FUND*                                              CLASS I               Class S
-------------                                              -------               -------
ING VP Strategic Allocation Balanced Portfolio
Initial Term Expires December 31, 2003                      0.70%                 0.95%

ING VP Strategic Allocation Growth Portfolio
Initial Term Expires December 31, 2003                      0.75%                 1.00%

ING VP Strategic Allocation Income Portfolio
Initial Term Expires December 31, 2003                      0.65%                 0.90%

* This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

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